                     DECEMBER 1998 AGREEMENT IN RESPECT OF
                          PURCHASE AND SALE AGREEMENT


         THIS DECEMBER 1998 AGREEMENT IN RESPECT OF PURCHASE AND SALE AGREEMENT (this "AGREEMENT") is made and entered into as of December 16, 1998, by and between Lasco Energy Partners, L.P., a Texas limited partnership ("Seller"), Texstar Petroleum, Inc., a Texas corporation, and Benz Energy Ltd., a corporation existing under the laws of the Yukon Territory, Canada (collectively, "Buyer").

                                   RECITALS:

         A. Reference is herein made to that certain Purchase and Sale Agreement dated January 23, 1998, by and between Seller and Benz Energy Ltd.(the "PURCHASE AGREEMENT"). Terms not otherwise defined herein shall have the respective meanings assigned to them in the Purchase Agreement, except that any reference herein to the "CLOSING" or the "CLOSING DATE" shall have the meaning assigned to it herein and not in the Purchase Agreement.

         B. Under the Purchase Agreement, Seller conveyed certain oil, gas and other mineral leases and related assets to Buyer in consideration of the issuance by Buyer to Seller of Common Shares and Preferred Shares, subject to certain adjustments as provided in Article VII thereof.

         C. The parties hereto deem it in their mutual best interests (i) for Buyer to reconvey to Seller certain of the Properties as specified more particularly herein, (ii) for Seller to reconvey to Buyer certain Preferred Shares as specified more particularly herein and (iii) for Buyer and Seller to make certain agreements with respect to their rights, duties and obligations regarding the Properties and under the Purchase Agreement.

                                  AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and agreements contained herein and in the Purchase Agreement, the parties hereto do hereby agree as follows:

         1. PROPERTIES AND SHARES TO BE CONVEYED. Subject to the terms and conditions contained herein:

         (a) Buyer agrees to convey, transfer and assign to Seller, the properties and other assets described more particularly in that certain Conveyance substantially in the form of the instrument attached hereto as
EXHIBIT 1(a) in all material respects (the "CONVEYANCE") and

         (b) Seller agrees to convey, transfer and assign to Buyer 2,511,860 Preferred Shares.

         2.  AGREEMENT IN RESPECT OF TRANSACTIONS.

         (a) Buyer and Seller agree that upon consummation of the transactions contemplated hereby:

             (i) Seller and all Affiliated Persons shall have no further duty, obligation or liability to Buyer under Section 7.2 or Article XII of the Purchase Agreement; provided, that Seller's obligations under
         Section 12.1 of the Purchase Agreement shall remain in full force and effect except as to the matters referenced as items 1 and 3 in Exhibit
         4.6 to the Purchase Agreement (which shall remain in full force and effect until the second anniversary date of the Purchase Agreement).

             (ii) Seller and all Affiliated Persons shall have no further liability to Buyer for any breach or alleged breach by Seller of any representation and warranty or covenant or agreement made by Seller to Buyer in the Purchase Agreement.

As used in this SECTION 2, the term "AFFILIATED PERSON" shall mean any partner of Seller, any officer, director, shareholder, member, manager or other owner or governing person of such partner, and any employee, agent or other representative of Seller, such partner, and any officer, director, shareholder, member, manager or other owner or other governing person of such partner.

         (b) Notwithstanding the foregoing or anything else herein or in the Purchase Agreement to the contrary, nothing in this Agreement is intended to modify, amend or otherwise limit the covenants, agreements and obligations of Buyer under the Purchase Agreement, including Buyer's obligations (i) to make its required payments with respect to the Preferred Shares and (ii) under Articles XIV and XV of the Purchase Agreement.

         (c) The parties agree that upon consummation of the transactions contemplated hereby, Buyer shall be deemed to have fulfilled its obligations to pay the dividends due and owing on the Preferred Shares for the fiscal third quarter of 1998.

         3. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Buyer as follows:

         (a) Seller is a limited partnership duly formed and validly existing under the laws of the State of Texas.

         (b) Seller has full partnership power and partnership authority to execute, deliver, and perform this Agreement and each other agreement, instrument, or document executed or to be executed by Seller in connection with the transactions contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Seller of this Agreement and each other agreement, instrument, or document executed or to be executed by Seller in connection with the transactions contemplated hereby to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary partnership action of Seller.

         (c) This Agreement has been duly executed and delivered by Seller and constitutes, and each other agreement, instrument, or document executed or to be executed by Seller in connection with the transactions contemplated hereby to which it is a party has been, or when executed will be, duly executed and delivered by Seller and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Seller, enforceable against it in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         (d) Neither the execution, delivery, and performance by Seller of this Agreement and each other agreement, instrument, or document executed or to be executed by Seller in connection with the transactions contemplated hereby to which it is a party nor the consummation by it of the transactions contemplated hereby and thereby do and will (i) conflict with or result in a violation of any provision of the partnership agreement or other governing instruments of Seller, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which Seller is a party or by which Seller or any of its properties may be bound, (iii) result in the creation or imposition of any lien or other encumbrance upon the properties of Seller, or (iv) violate any applicable law, rule or regulation binding upon Seller.

         (e) No consent, approval, order, or authorization of, or declaration, filing, or registration with, any court or governmental agency or of any third party is required to be obtained or made by Seller in connection with the execution, delivery, or performance by Seller of this Agreement and each other agreement, instrument, or document executed or to be executed by Seller in connection with the transactions contemplated hereby to which it is a party or the consummation by it of the transactions contemplated hereby and thereby.

         (f) There are no pending suits, actions, or other proceedings in which Seller is a party which affect the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         4. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer hereby represents and warrants to Seller as follows:

         (a) Each of the parties comprising Buyer is a corporation duly organized, legally existing and in good standing under the laws of the jurisdiction of its formation. Each of the parties comprising Buyer is duly qualified or licensed to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification or licensing, except jurisdictions in which the failure to be so qualified or licensed would not, individually or in the aggregate, result in a Material Adverse Change.

         (b) Each of the parties comprising Buyer has full corporate power and corporate authority to execute, deliver, and perform this Agreement and each other agreement, instrument, or document executed or to be executed by it in connection with the transactions contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by each of the parties comprising Buyer of this Agreement and each other agreement, instrument, or document executed or to be executed by it in connection with the transactions contemplated hereby to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of such party.

         (c) This Agreement has been duly executed and delivered by each of the parties comprising Buyer and constitutes, and each other agreement, instrument, or document executed or to be executed by it in connection with the transactions contemplated hereby to which it is a party has been, or when executed will be, duly executed and delivered by it and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of such party, enforceable against it in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         (d) The execution, delivery, and performance by each of the parties comprising Buyer of this Agreement and each other agreement, instrument, or document executed or to be executed by it in connection with the transactions contemplated hereby to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of the charter or bylaws or other governing instruments of such party, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which it is a party or by which it or any of its properties may be bound, (iii) result in the creation or imposition of any lien or other encumbrance upon the properties of such party, or (iv) violate any applicable law, rule or regulation binding upon such party.

         (e) No consent, approval, order, or authorization of, or declaration, filing, or registration with, any court or governmental agency or of any third party is required to be obtained or made by either of the parties comprising Buyer in connection with the execution, delivery, or performance by Buyer of this Agreement and each other agreement, instrument, or document executed or to be executed by it in connection with the transactions contemplated hereby to which it is a party or the consummation by it of the transactions contemplated hereby and thereby, other than compliance with any applicable requirements of the Securities Act and any applicable state securities laws or the approval (if any) of the Vancouver Stock Exchange.

         (f) There are no pending suits, actions, or other proceedings in which either of the parties comprising Buyer is a party which affect the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         5. CERTAIN COVENANTS AND AGREEMENT OF BUYER. Buyer covenants and agrees with Seller as follows:

         (a) It will use its reasonable best efforts to obtain all consents, approvals, orders, authorizations, and waivers of, and to effect all declarations, filings and registrations with, all third parties (including governmental entities) that are necessary, required or deemed by Buyer to be desirable to enable Buyer to consummate the transactions contemplated hereby.

         (b) Without limiting SUBSECTION (a) above, Buyer agrees to use its reasonable best efforts (i) to obtain the written consent from Bank One, Texas, N.A. (the "BANK"), to the transactions contemplated hereby, to the extent required under that certain Letter Loan Agreement between the Bank and Calibre Energy, LLC, a Texas limited liability company; and (ii) to cause the Bank to execute and deliver a partial release of lien in form and content reasonably satisfactory to Seller (the "PARTIAL RELEASE").

         6.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES.

         (a) The obligations of Buyer under this Agreement are subject to each of the following conditions being met:

             (i) Each and every representation of Seller under this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to have been made again at and as of the time of Closing and shall at and as of such time of Closing be true and accurate in all respects except as to changes specifically contemplated by this Agreement or consented to by Buyer.

             (ii) Seller shall have performed and complied in all material respects with (or compliance therewith shall have been waived by Buyer) each and every covenant, agreement and condition required by this Agreement to be performed or complied with by Seller prior to or at the Closing.

             (iii) No suit, action or other proceedings shall, on the date of Closing, be pending or threatened before any court or governmental agency seeking to restrain, prohibit, or obtain damages or other relief in connection with the consummation of the transactions contemplated by this Agreement.

If any such condition on the obligations of Buyer under this Agreement is not met as of the Closing Date, or in the event the Closing does not occur on or before the Closing Date, and (in either case) Buyer is not in breach of its obligations hereunder, this Agreement may, at the option of Buyer, be terminated, in which case the parties shall have no further obligations to one another hereunder (other than the obligations under SECTIONS 9(a) and 9(e) which will survive such termination).

         (b) The obligations of Seller under this Agreement are subject to each of the following conditions being met:

             (i) Each and every representation of Buyer under this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to have been made again at and as of the time of Closing and shall at and as of such time of Closing be true and accurate in all respects except as to changes specifically contemplated by this Agreement or consented to by Seller.

             (ii) Buyer shall have performed and complied in all material respects with (or compliance therewith shall have been waived by Seller) each and every covenant, agreement and condition required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

             (iii) No suit, action or other proceedings shall, on the date of Closing, be pending or threatened before any court or governmental agency seeking to restrain, prohibit, or obtain damages or other relief in connection with the consummation of the transactions contemplated by this Agreement.

             (iv)  The Bank shall have executed and delivered the Partial
         Release.

             (v) Seller shall have received an opinion or opinions of counsel, which counsel shall be reasonably satisfactory to Seller and which opinion(s) shall be reasonably satisfactory to Seller and covering the matters referenced in Exhibit 8.2(d) of the Purchase Agreement and such other matters as Seller shall request.

             (vii) No casualty loss shall have occurred with respect to any of the Properties.

If any such condition on the obligations of Seller under this Agreement is not met as of the Closing Date, or in the event the Closing does not occur on or before the Closing Date, and (in either case) Seller is not in breach of its obligations hereunder, this Agreement may, at the option of Seller,be terminated, in which case the parties shall have no further obligations to one another hereunder (other than the obligations under SECTIONS 9(a) and 9(e) which will survive such termination).

         7.  THE CLOSING.

         (a) The closing (herein called the "CLOSING") of the transactions contemplated hereby shall take place in the offices of Thompson & Knight, at 1700 Chase Tower, 600 Travis Street, Houston, Texas, at 10:00 a.m. Central Standard Time, at a time and place mutually agreed upon by the parties hereto, but no later than December 21, 1998 (such date and time being herein called the "CLOSING DATE").

         (b) At the Closing, Buyer shall:

             (i) execute, acknowledge and deliver the Conveyance, effective as to runs of oil and deliveries of gas as of 7:00 o'clock a.m., Central Standard Time on November 1, 1998 (the "EFFECTIVE DATE");

             (ii) execute and deliver to Seller agreement(s) in a form approved by Buyer and Seller granting Seller and Kabco Oil & Gas Corp.and their respective assigns the right to use Buyer's existing pipeline and related facilities located on the Malcolm Young Lease, Rusk County, Texas;

             (iii) deliver a copy of the resolutions adopted by the board of Directors of Buyer authorizing Buyer to execute and deliver this Agreement and all related documents and instruments and to perform its obligations hereunder and thereunder, which copy shall be certified by the secretary of assistant secretary of Buyer; and

             (iv) issue and deliver to Seller replacement certificates evidencing ownership of 9,488,140 Preferred Shares.

         (c) At the Closing, Seller shall:

             (i) deliver the certificate or certificates representing the Preferred Shares to be conveyed and assigned under SECTION 1(b) duly endorsed in blank for transfer or accompanied by a stock power duly executed in blank; and

             (ii) deliver a copy of the consent adopted by the requisite partners of Seller authorizing Seller to execute and deliver this Agreement and all related documents and instruments and to perform its obligations hereunder and thereunder, which copy shall be certified by the managing general partner of Seller.

         (d) No later than 10 days after the Closing, Buyer shall deliver to Seller such of buyer's contract files, lease and other title files, production files, well files and other material files pertaining to the ownership and/or operation of the oil and gas properties and related assets being conveyed under the Conveyance as Seller may request.

         8.  REFERENCES, TITLES AND CONSTRUCTION.

         (a) All references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.

         (b) Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions.

         (c) The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

         (d) Words in the singular form shall be construed to include the plural and VICE VERSA, unless the context otherwise requires. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender.

         (e) Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments or restatements of such agreement, instrument or document, provided that nothing contained in this subsection shall be construed to authorize such renewal, extension, modification, amendment or restatement.

         (f) Examples shall not be construed to limit, expressly or by implication, the matter they illustrate.

         (g) The word "or" is not intended to be exclusive and the word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions.

         (h) No consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement.

         (i) All references herein to "$" or "dollars" shall refer to U.S. Dollars.

         (j) EXHIBIT 1(a) is attached hereto. Such Exhibit is incorporated herein by reference for all purposes and references to this Agreement shall also include such Exhibit unless the context in which used shall otherwise require.

         9.  MISCELLANEOUS.

         (a) Seller agrees to indemnify and hold harmless Buyer from and against any and all claims, obligations, actions, liabilities, losses, damages, costs or expenses (including court costs and attorneys fees) of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by, or on behalf of, Seller with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Buyer agrees to indemnify and hold harmless Seller from and against any and all claims, obligations, actions, liabilities, losses, damages, costs or expenses (including court costs and attorneys fees) of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by, or on behalf of, Buyer with any broker or finder in connection with this Agreement or the transaction contemplated hereby.

         (b) All representations and warranties made herein by Buyer and Seller shall be continuing and shall be true and correct on and as of the date of Closing with the same force and effect as if made at that time and all of such representations and warranties shall survive the Closing and the delivery of the Conveyance.

         (c) After the Closing, Buyer shall execute and deliver, and shall otherwise cause to be executed and delivered, from time to time, such further instruments, notices, division orders, transfer orders and other documents, and do such other and further acts and things, as may be reasonably necessary to more fully and effectively grant, convey and assign the Properties being conveyed to Seller under the Assignment.

         (d) The Agreement shall be binding on the parties hereto and their respective successors and permitted assigns. Neither party shall have the right to assign its rights under this Agreement, without the prior written consent of the other party first having been obtained.

         (e) Each party shall bear and pay all expenses incurred by it in connection with the transaction contemplated by this Agreement.

         (f) This Agreement and the Purchase Agreement contains the entire understanding of the parties hereto with respect to subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions among the parties with respect to such subject matter. Time is of the essence in this Agreement.

         (g) Seller and Buyer shall consult with each other with regard to all publicity and other releases at or prior to Closing concerning this Agreement and the transactions contemplated hereby and, except as required by applicable law or the applicable rules or regulations of any governmental body or stock exchange, neither party shall issue any publicity or other release without the prior consent of the other party.

         (h) The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.

         (i) This Agreement may be amended, modified, supplemented, restated or discharged (and provisions hereof may be waived) only by an instrument in writing signed by the party against whom enforcement of the amendment, modification, supplement, restatement or discharge (or waiver) is sought.

         (j) All notices and other communications required under this Agreement shall (unless otherwise specifically provided herein) be in writing and be delivered personally, by recognized commercial courier or delivery service (which provides a receipt), by telecopier (with receipt acknowledged), or by registered or certified mail (postage prepaid), at the respective addresses for Buyer and Seller set forth in the Purchase Agreement, and shall be considered delivered on the date of receipt. Either Buyer or Seller may specify as its proper address any other post office address within the continental limits of the United States by giving notice to the other party, in the manner provided in this Article, at least ten (10) days prior to the effective date of such change of address.

         (k) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         (l) This Agreement may be executed in counterparts, all of which are identical and all of which constitute one and the same instrument. It shall not be necessary for Buyer and Seller to sign the same counterpart.

         (m) Seller agrees to assume Buyer's liability (as described below) with respect to the Kabco Revenue Payments (as defined below), subject to the following:

             (i)   As between Seller and Buyer, it is specifically agreed that
         (A) Seller's liability with respect to the Kabco Revenue Payments extends only to oil and gas revenues received by it during the period commencing August 1, 1997, and ending November 30, 1997, attributable to the SOH No. 1 (as defined below), and (B) Buyer's liability with respect to the Kabco Revenue Payments extends only to oil and gas revenues received by it during the period commencing December 1, 1997 and ending on the date hereof, attributable to the SOH No. 1.

             (ii) Buyer shall have first provided Seller with a full and complete accounting reasonably satisfactory to Seller of the production, revenues, taxes and lease operating expenses (including COPAS overhead charges) relating to the SOH No.1 for the period commencing December 1, 1997 and ending on the date hereof.

             (iii) Seller's liability under this subsection shall not exceed $23,000 (it being agreed that if Buyer's liability with respect to the Kabco Revenue Payments is in excess of $23,000, Buyer shall be fully responsible for such excess).

             (iv) By virtue of Seller's assumption of Buyer's liability with respect to the Kabco Revenue Payments, Seller and Buyer agree that, for purposes of Section 7.1(b)(i) of the Purchase Agreement and elsewhere therein, Seller shall have been deemed to have delivered, and Buyer shall be deemed to have received, $280,000 of PW10 value shown in the "Amount" column in Exhibit 7.1(b)(i) of the Purchase Agreement with respect to PUD NE/4 31-21-5.

             (v) As used in this subsection and elsewhere herein, the following terms shall have the respective meanings assigned to them below:

                   "KABCO REVENUE PAYMENTS" shall mean the payments owed to Kabco Oil & Gas Co. pursuant to a Notice of Final Judgment issued by the Fourth Judicial District, Rusk County, Texas, and dated
          November 5, 1998, in respect of Kabco Oil and Gas Co. vs. Lasco Oil & Gas Co.

                   "SOH NO. 1" shall mean the South Oak Hill Unit No. 1.

         (n) In connection with the SOH No. 1, Buyer agrees to execute promptly upon request of Seller a form P-4 and such other documents or instruments as shall be necessary to effect the transfer of the operatorship with respect to such well from Texstar Petroleum, Inc. to Kabco Oil & Gas Co. (or affiliate).

         (o) In connection with the Lake Cherokee Unit, the parties acknowledge and agree that Seller has paid certain capital costs attributable to the interest of Nuevo Energy Company (or related entity) ("NUEVO") and that Seller has not been repaid or reimbursed for the amount of such payments. It is agreed that any payments made by Nuevo as reimbursement or repayment of the capital costs referenced in the preceding sentence shall be and remain the property of Seller, and that if Buyer should receive any such payments it shall immediately tender them to Seller. Buyer agrees to provide reasonable assistance to Seller in connection with Seller's efforts to collect repayment or reimbursement of the above amounts, including (if requested by Seller) placing Nuevo's right to receive revenues in suspense.

                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.



                                              BENZ ENERGY LTD.

                                              By:    /s/ Robert S. Herlin
                                                     ---------------------
                                              Name:  /s/ Robert S. Herlin
                                                     ---------------------
                                              Title: /s/ SVP
                                                     ---------------------


                                              TEXSTAR PETROLEUM, INC.

                                              By:    /s/ Robert S. Herlin
                                                     ---------------------
                                              Name:  /s/ Robert S. Herlin
                                                     ---------------------
                                              Title: /s/ SVP
                                                     ---------------------


                                              LASCO ENERGY PARTNERS, L.P.

                                              By: RIVERHILL ENERGY CORPORATION,
                                                  General Partner

                                              By:    /s/ Gary L. Trotter
                                                     -------------------
                                              Gary L. Trotter
                                              President